Holders of Record, holding 5% or more of the outstanding balance for J.P. Morgan Chase Commercial Mortgage Securities Corporation

Commercial Mortgage Pass Through Certificates Series 2003 ML1 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class Name and Address of Holder Amount Held % Class

A1 The Bank of New York/Fleet Bank 35,000,000 9%

One Wall Street

New York, NY 10286

Deutsche Bank Securities Inc. 31,000,000 8%

1251 Avenue of the Americas

New York, NY 10020

Citibank 20,765,000 5%

3800 Citibank Center B3-15

Tampa, FL 33610

Federal Home Loan Mortgage Corp/Retained 240,000,000 64%

Freddie Mac's Treasury Services Unit

1551 Park Run Drive, Mailstop D5A

McLean, VA 22102

A2 Citibank 40,000,000 10%

3800 Citibank Center B3-15

Tampa, FL 33610

Federal Home Loan Mortgage Corp/Retained 115,000,000 29%

Freddie Mac's Treasury Services Unit

1551 Park Run Drive, Mailstop D5A

McLean, VA 22102

JP Morgan Chase Bank 53,500,000 13%

14201 Dallas Parkway

Dallas, TX 75254

ML SFKPG 50,000,000 12%

4 Corporate Place

Piscataway, NJ 08854

UBS Securities LLC/CMO 34,000,000 8%

299 Park Avenue

New York, NY 10171

LaSalle Bank NA 25,000,000 6%

135 South LaSalle Street

Chicago, IL 60603

B Citibank 16,732,000 63%

3800 Citibank Center B3-15

Tampa, FL 33610

JP Morgan Chase Bank 10,000,000 37%

14201 Dallas Parkway

Dallas, TX 75254

C Citibank 4,000,000 38%

3800 Citibank Center B3-15

Tampa, FL 33610

Bank of New York 6,461,000 62%

One Wall Street

New York, NY 10286

D Citibank 12,083,000 55%

3800 Citibank Center B3-15

Tampa, FL 33610

JP Morgan Chase Bank 10,000,000 45%

14201 Dallas Parkway

Dallas, TX 75254

E Bank of New York 5,000,000 39%

One Wall Street

New York, NY 10286

Citibank 4,285,000 34%

3800 Citibank Center B3-15

Tampa, FL 33610

JP Morgan Chase Bank 3,500,000 27%

14201 Dallas Parkway

Dallas, TX 75254